UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2016

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Globus Medical, Inc. (the “Company”), DePuy Synthes Products, Inc. (“DePuy Synthes Products”), and DePuy Synthes Sales, Inc. (“DePuy Synthes Sales” and together with DePuy Synthes Products, “Depuy Synthes”) entered into an agreement providing for the settlement of certain litigation between the Company and Depuy Synthes (the “Settlement Agreement”). The Settlement Agreement, which is dated effective January 13, 2016, addresses and resolves in full the following four lawsuits: (1) N Spine, Inc. and Synthes USA Sales, LLC v. Globus Medical, Inc., No. 10-300-RGA (D. Del. filed Apr. 13, 2010); (2) DePuy Synthes Products, Inc. v. Globus Medical, Inc., No. 11-652-LPS (D. Del. filed July 22, 2011); (3) Globus Medical, Inc. v. DePuy Synthes Products, LLC and DePuy Synthes Sales, Inc., No. 13-854-LPS (D. Del. filed May 15, 2013); and (4) DePuy Synthes Products, LLC v. Globus Medical, Inc., No. 14-011-RGA (D. Del. filed Jan. 7, 2014) (the “Settled Lawsuits”). This settlement includes the resolution of the appeal of DePuy Synthes Products, Inc. v. Globus Medical, Inc., which related to prior versions of three products previously sold by the Company and in which a jury awarded DePuy Synthes Products monetary damages of $16 million.
Pursuant to the terms of the Settlement Agreement, the Company is required to make a $7.9 million payment to Depuy Synthes. The Settlement Agreement also provides for covenants not to sue relating to certain of the products sold by each of the parties and cross-licenses of all of the patents asserted in each of the Settled Lawsuits and each of the patents in those respective patent families. The Company does not expect the Settlement Agreement to impact its ability to conduct its business or have any impact on its future revenues.
The settlement will result in one-time financial benefits reflecting the difference from previously established provisions and the final settlement amount through a one-time Net Income benefit of $7.6 million and a one-time transfer of $8.4 million from restricted cash account into the cash account.
On January 19, 2016, the Company issued a press release announcing its entry into the Settlement Agreement. The press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.
The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	January 19, 2016	/s/ DANIEL T. SCAVILLA

Daniel T. Scavilla
Senior Vice President,
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release dated January 19, 2016